Exhibit 3.1

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

PELOTON INTERACTIVE, INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

PELOTON INTERACTIVE, INC., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is Peloton Interactive, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on March 17, 2015 under the name Peloton Interactive, Inc.

SECOND: That the Board of Directors of this corporation (the “Board of Directors”) duly adopted resolutions proposing to amend and restate the Fifth Amended and Restated Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the Fifth Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety as follows:

ARTICLE I

The name of this corporation is PELOTON INTERACTIVE, INC.

ARTICLE II

The address of the registered office of this corporation in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV

A.    Authorization of Stock. This corporation is authorized to issue three classes of stock to be designated, respectively, “Class A Common Stock,” “Class B Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is 1,015,443,468. The total number of shares of Class A Common Stock that this corporation is authorized to issue is 400,000,000, par value $0.000025 per share. The total number of shares of Class B Common Stock that this corporation is authorized to issue is 400,000,000, par value $0.000025 per share. The total number of shares of Preferred Stock that this corporation is authorized to issue is 215,443,468, par value $0.000025 per share, of which 10,617,908 shares are designated as “Series A Preferred Stock,” 25,799,744 shares are designated as “Series B Preferred Stock,” 48,246,732 shares are designated as “Series C Preferred Stock,” 31,635,604 shares are designated as “Series D Preferred Stock,” 60,013,480 shares are designated as “Series E Preferred Stock” and 39,130,000 shares are designated as “Series F Preferred Stock.”

Immediately upon the date upon which this Sixth Amended and Restated Certificate of Incorporation is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”), each share of this corporation’s Common Stock issued and outstanding or held as treasury stock immediately prior to the Filing Date (the “Old Common Stock”), shall, automatically and without further action by any stockholder, be reclassified as, and shall become, one share of Class B Common Stock (the “Reclassification”). All of the shares of Class B Common Stock issued in the Reclassification shall, pursuant to a resolution adopted by the Board of Directors, be uncertificated shares, and the person registered on this corporation’s books as the owner of any share or shares of Old Common Stock shall be registered on this corporation’s books as the owner of any share or shares of Class B Common Stock issued upon the Reclassification. Each stock certificate that immediately prior to the Filing Date represented shares of Old Common Stock shall, from and after the Filing Date, be deemed to be cancelled, shall be null and void, and shall no longer represent any interest in this corporation’s capital stock. This corporation shall not be obligated to issue any certificate or certificates representing shares of Class B Common Stock issued pursuant to the Reclassification.

B.    Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Preferred Stock are as set forth below in this Article IV(B).

1.    Dividend Provisions.

(a)     The holders of shares of Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Class A Common Stock or Class B Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock of this corporation) on the Class A Common Stock or Class B Common Stock of this corporation, at the applicable Dividend Rate (as defined below), payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. The holders of the outstanding Preferred Stock can waive any dividend preference that such holders shall be entitled to receive under this Section 1 upon the affirmative vote or written consent of the holders of a majority of the shares of Preferred Stock then outstanding (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, that (i) only the holders of a majority of the shares of Series D Preferred Stock then outstanding can waive a dividend preference with respect to the Series D Preferred Stock that such holders are entitled to receive under this Section 1, (ii) only the holders of a majority of the shares of Series E Preferred Stock then outstanding can waive a dividend preference with respect to the Series E Preferred Stock that such holders are entitled to receive under this Section 1, and (iii) only the holders of at least fifty-five percent (55%) of the shares of Series F Preferred Stock then outstanding can waive a dividend preference with respect to the Series F Preferred Stock that such holders are entitled to receive under this Section 1. For purposes of this subsection 1(a), “Dividend Rate” shall mean $0.02 per annum for each share of Series A Preferred Stock, $0.02842 per annum for each share of Series B Preferred Stock, $0.04434 per annum for each share of Series C Preferred Stock, $0.13317 per annum for each share of Series D Preferred Stock, $0.43324 per annum for each share of Series E Preferred Stock and $1.15521 per annum for each share of Series F Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like).

(b)    After payment of such dividends, any additional dividends or distributions shall be distributed among all holders of Class A Common Stock, Class B Common Stock and Preferred Stock in proportion to the number of shares of Class A Common Stock and Class B Common Stock that would be held by each such holder if all shares of Preferred Stock were converted to Class B Common Stock at the then effective conversion rate.

2.    Liquidation Preference.

(a)    In the event of any Liquidation Event (as defined below), either voluntary or involuntary, any distribution of the proceeds or assets of this corporation available for distribution to its stockholders (the “Proceeds”) shall be distributed in the following order of priority:

(i)    The holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be entitled to receive, on a pari passu basis, and prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of Series A Preferred Stock, Class A Common Stock or Class B Common Stock, by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price (as defined below) for each share of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, as applicable, plus all declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire Proceeds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection 2(a)(i).

(ii)    After payment has been made to the holders of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock of the full preferential amount to which they shall be entitled as set forth in subsection 2(a)(i), the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of the Proceeds of such Liquidation Event to the holders of Class A Common Stock or Class B Common Stock, by reason of their ownership thereof, an amount per share equal to the sum of the applicable Original Issue Price for each share of Series A Preferred Stock plus all declared but unpaid dividends on such share. If, upon the occurrence of such event, the Proceeds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then the entire remaining Proceeds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount that each such holder is otherwise entitled to receive under this subsection 2(a)(ii).

(iii)    For purposes of this Sixth Amended and Restated Certificate of Incorporation, “Original Issue Price” shall mean $0.25 per share for each share of Series A Preferred Stock, $0.35528 per share for each share of the Series B Preferred Stock, $0.55427 per share for each share of Series C Preferred Stock, $1.66458 per share for each share of Series D Preferred Stock, $5.41545 per share for each share of Series E Preferred Stock and $14.44018 per share for each share of Series F Preferred Stock (each as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like with respect to such series of Preferred Stock).

(b)    Upon completion of the distribution required by subsections 2(a)(i) and (ii), all of the remaining Proceeds available for distribution to stockholders shall be distributed among the holders of Class A Common Stock and Class B Common Stock pro rata based on the number of shares of Class A Common Stock and Class B Common Stock held by each.

(c)    Notwithstanding subsections 2(a) and 2(b), for purposes of determining the amount each holder of shares of Preferred Stock is entitled to receive with respect to a Liquidation Event, each such holder of shares of a series of Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of such series into shares of Class B Common Stock immediately prior to the Liquidation Event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such series of Preferred Stock into shares of Class B Common Stock. If any such holder shall be deemed to have converted shares of Preferred Stock into Class B Common Stock pursuant to this paragraph, then such holder shall not be entitled to receive any distribution that would otherwise be made to holders of Preferred Stock that have not converted (or have not been deemed to have converted) into shares of Class B Common Stock.

(d)    (i) A “Liquidation Event” shall include (A) the closing of the sale, transfer or other disposition of all or substantially all of this corporation’s assets, (B) the consummation of the merger, reoganization or consolidation of this corporation with or into another entity (except a merger, reorganization or consolidation in which the holders of capital stock of this corporation immediately prior to such merger or consolidation continue to hold at least 50% of the voting power of the capital stock of this corporation or the surviving or acquiring entity in substantially the same proportions and having substantially the same rights, preferences, powers, privileges, restrictions, qualifications and limitations as the shares of capital stock of this corporation held by such stockholders as of immediately prior to such transaction), (C) the closing of the transfer (whether by merger, consolidation or otherwise), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an underwriter of this corporation’s securities), of this corporation’s securities if, after such closing, such person or group of affiliated persons would hold 50% or more of the outstanding voting stock of this corporation (or the surviving or acquiring entity), or (D) a liquidation, dissolution or winding up of this corporation; provided, however, that a transaction shall not constitute a Liquidation Event if its sole purpose is to change the state of this corporation’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held this corporation’s securities immediately prior to such transaction. The treatment of any particular transaction or series of related transactions as a Liquidation Event may be waived by the vote or written consent of the holders of a majority of the outstanding Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis); provided, however, the waiver of the treatment of any transaction or series of related transactions as a Liquidation Event (i) with respect to the Series D Preferred Stock shall require the approval of the holders of a majority of the then outstanding shares of Series D Preferred Stock, (ii) with respect to the Series E Preferred Stock shall require the approval of the holders of a majority of the then outstanding shares of Series E Preferred Stock and (iii) with respect to the Series F Preferred Stock shall require the approval of the holders of at least fifty-five percent (55%) of the shares of Series F Preferred Stock.

(ii)    In any Liquidation Event, if Proceeds received by this corporation or its stockholders are other than cash, its value will be deemed its fair market value. Any securities shall be valued as follows:

(A)    Securities not subject to investment letter or other similar restrictions on free marketability covered by (B) below:

(1)    If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event;

(2)    If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) trading-day period ending three (3) trading days prior to the closing of the Liquidation Event; and

(3)    If there is no active public market, the value shall be the fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of Preferred Stock.

(B)    The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (A)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by this corporation and the holders of a majority of the voting power of all then outstanding shares of such Preferred Stock.

(C)    The foregoing methods for valuing non-cash consideration to be distributed in connection with a Liquidation Event shall, with the appropriate approval of the definitive agreements governing such Liquidation Event by the stockholders under the General Corporation Law and Section 6, be superseded by the determination of such value set forth in the definitive agreements governing such Liquidation Event.

(iii)    In the event the requirements of this Section 2 are not complied with, this corporation shall forthwith either:

(A)    cause the closing of such Liquidation Event to be postponed until such time as the requirements of this Section 2 have been complied with; or

(B)    cancel such transaction, in which event the rights, preferences and privileges of the holders of the Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in subsection 2(d)(iv) hereof.

(iv)    This corporation shall give each holder of record of Preferred Stock written notice of such impending Liquidation Event not later than twenty (20) days prior to the stockholders’ meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 2, and this corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after this corporation has given the first notice provided for herein or sooner than ten (10) days after this corporation has given notice of any material changes provided for herein; provided, however, that subject to compliance with the General Corporation Law such periods may be shortened or waived upon the written consent of the holders of a majority of the voting power of all then outstanding shares of Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis).

3.    Redemption. The holders of the shares of the Preferred Stock shall have no right to have such shares redeemed by this corporation.

4.    Conversion. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a)    Right to Convert. Each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Class B Common Stock as is determined by dividing the applicable Original Issue Price for such series by the applicable Conversion Price for such series (the conversion rate for a series of Preferred Stock into Class B Common Stock is referred to herein as the “Conversion Rate” for such series), determined as hereafter provided, in effect on the date the certificate is surrendered for conversion. The initial “Conversion Price” per share for each series of Preferred Stock shall be the Original Issue Price applicable to such series as in effect on the Filing Date; provided, however, that the Conversion Price for the Preferred Stock shall be subject to adjustment as set forth in subsection 4(d). In the event of a Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full business day preceding the date fixed for the payment of any such amounts distributable on such Liquidation Event to the holders of Preferred Stock.

(b)    Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Class B Common Stock at the applicable Conversion Rate at the time in effect for such series of Preferred Stock immediately upon the earlier of (i) with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, the closing of this corporation’s sale of its Class A Common Stock or Class B Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”), the public offering price of which was not less than $30,000,000 in the aggregate (a “Qualified Public Offering”), (ii) with respect to the Series E Preferred Stock and Series F Preferred Stock, the closing of this corporation’s sale of its Class A Common Stock or Class B Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which was not less than $75,000,000 in the aggregate (a “Series E&F Qualified Public Offering”), or (iii)(A) with respect to the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (voting together as a single class and not as separate series, and on an as-converted basis), (B) with respect to the Series D Preferred Stock, the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Series D Preferred Stock, (C) with respect to the Series E Preferred Stock, the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of a majority of the then outstanding shares of Series E Preferred Stock, and (D) with respect to the Series F Preferred Stock, the date, or the occurrence of an event, specified by vote or written consent or agreement of the holders of at least fifty-five percent (55%) of the shares of Series F Preferred Stock.

(c)    Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to voluntarily convert the same into shares of Class B Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the office of this corporation or of any transfer agent for the Preferred Stock, and shall give written notice to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the shares of Class B Common Stock are to be registered on the books of this corporation. This corporation shall, as soon as practicable thereafter, (i) register such shares of Class B Common Stock in book entry form, (ii) pay in cash such amount as provided in subsection 4(g) in lieu of any fraction of a share of Class B Common

Stock otherwise issuable upon such conversion and (iii) pay all declared but unpaid dividends on the shares of Preferred Stock converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date set forth for conversion in the written notice of the election to convert irrespective of the surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the persons entitled to receive the Class B Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities. If the conversion is in connection with the Automatic Conversion provisions of subsection 4(b)(iii) above, such conversion shall be deemed to have been made on the conversion date described in the stockholder resolutions approving such conversion, and the persons entitled to receive shares of Class B Common Stock issuable upon such conversion shall be treated for all purposes as the record holders of such shares of Class B Common Stock as of such date.

(d)    Conversion Price Adjustments of Preferred Stock for Certain Dilutive Issuances, Splits and Combinations. The Conversion Price of the Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock shall be subject to adjustment from time to time as follows:

(i)     (A) If this corporation shall issue, on or after the Filing Date, any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price applicable to the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, as applicable, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this subsection 4(d)(i)) be adjusted to a price (calculated to the nearest one thousandth of a cent) determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock Outstanding (as defined below) immediately prior to such issuance plus the number of shares of Class A Common Stock or Class B Common Stock that the aggregate consideration received by this corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock Outstanding immediately prior to such issuance plus the number of shares of such Additional Stock. For purposes of this subsection 4(d)(i)(A), the term “Common Stock Outstanding” shall mean and include the following: (1) outstanding Class A Common Stock and Class B Common Stock, (2) Class B Common Stock issuable upon conversion of outstanding Preferred Stock, (3) Class A Common Stock and Class B Common Stock issuable upon exercise of outstanding stock options, and (4) Class A Common Stock and Class B Common Stock issuable upon exercise (and, in the case of warrants to purchase Preferred Stock, conversion) of outstanding warrants. Shares described in (1) through (4) above shall be included whether vested or unvested, whether contingent or non-contingent and whether exercisable or not yet exercisable. In the event that this corporation issues or sells, or is deemed to have issued or sold, shares of Additional Stock that results in an adjustment to a Conversion

Price pursuant to the provisions of this subsection 4(d) (the “First Dilutive Issuance”), and this corporation then issues or sells, or is deemed to have issued or sold, shares of Additional Stock in a subsequent issuance other than the First Dilutive Issuance that would result in further adjustment to a Conversion Price (a “Subsequent Dilutive Issuance”) pursuant to the same instruments as the First Dilutive Issuance, then and in each such case upon a Subsequent Dilutive Issuance the applicable Conversion Price for each series of Preferred Stock shall be reduced to the applicable Conversion Price that would have been in effect had the First Dilutive Issuance and each Subsequent Dilutive Issuance all occurred on the closing date of the First Dilutive Issuance.

(B)    No adjustment of the Conversion Price for the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock or the Series F Preferred Stock, as applicable, shall be made in an amount less than one tenth of one cent per share. Except to the limited extent provided for in subsections 4(d)(i)(E)(3) and (4), no adjustment of such Conversion Price pursuant to this subsection 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)    In the case of the issuance of Additional Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)    In the case of the issuance of the Additional Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)    In the case of the issuance of options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock, securities by their terms convertible into or exchangeable for Class A Common Stock or Class B Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for purposes of determining the number of shares of Additional Stock issued and the consideration paid therefor:

(1)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Class A Common Stock or Class B Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 4(d)(i)(C) and (D)), if any, received by this corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential Conversion Price adjustments) for the Class A Common Stock or Class B Common Stock covered thereby.

(2)    The aggregate maximum number of shares of Class A Common Stock or Class B Common Stock deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 4(d)(i)(C) and (D)).

(3)    In the event of any change in the number of shares of Class A Common Stock or Class B Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Class A Common Stock or Class B Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

(4)    Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Class A Common Stock or Class B Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(5)    The number of shares of Additional Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 4(d)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 4(d)(i)(E)(3) or (4).

(ii)    “Additional Stock” shall mean any shares of Class A Common Stock or Class B Common Stock issued (or deemed to have been issued pursuant to subsection 4(d)(i)(E)) by this corporation on or after the Filing Date other than (each of (A) through (J) constituting “Exempted Securities”):

(A)    Class A Common Stock issued or issuable upon conversion of Class B Common Stock;

(B)    Class A Common Stock or Class B Common Stock issued pursuant to a transaction described in subsection 4(d)(iii) hereof;

(C)    Class A Common Stock or Class B Common Stock issued to employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board of Directors;

(D)    Class A Common Stock or Class B Common Stock issued pursuant to a Qualified Public Offering or a Series E&F Qualified Public Offering; provided, however, that (i) the approval of the holders of a majority of the outstanding shares of Series E Preferred Stock shall be required for Class A Common Stock or Class B Common Stock issued pursuant to a Qualified Public Offering that is not a Series E&F Qualified Public Offering to be treated as “Exempted Securities” with respect to the Series E Preferred Stock for purposes of this subsection 4(d)(ii)(D) and (ii) the approval of the holders of at least fifty-five percent (55%) of the outstanding shares of Series F Preferred Stock shall be required for Class A Common Stock or Class B Common Stock issued pursuant to a Qualified Public Offering that is not a Series E&F Qualified Public Offering to be treated as “Exempted Securities” with respect to the Series F Preferred Stock for purposes of this subsection 4(d)(ii)(D);

(E)    Class A Common Stock or Class B Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the Filing Date;

(F)    Class A Common Stock or Class B Common Stock issued in connection with a bona fide business acquisition by this corporation, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise;

(G)    Class B Common Stock issued or deemed issued pursuant to subsection 4(d)(i)(E) as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of subsection 4(d);

(H)    Class B Common Stock issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock;

(I)    Class A Common Stock or Class B Common Stock issued pursuant to any equipment leasing arrangement or debt financing arrangement, which arrangement is approved by the Board of Directors and is primarily for non-equity financing purposes; or

(J)    Class A Common Stock or Class B Common Stock that is issued with the unanimous approval of the Board of Directors and such approval specifically states that it shall not be Additional Stock, provided, however, that (i) the approval of the holders of a majority of the outstanding shares of Series E Preferred Stock shall be required for such Class A Common Stock or Class B Common Stock to be treated as “Exempted Securities” with respect to the Series E Preferred Stock for purposes of this subsection 4(d)(ii)(J), and (ii) the approval of the holders of at least fifty-five percent (55%) of the outstanding shares of Series F Preferred Stock shall be required for such Class A Common Stock or Class B Common Stock to be treated as “Exempted Securities” with respect to the Series F Preferred Stock for purposes of this subsection 4(d)(ii)(J).

(iii)    In the event this corporation should at any time or from time to time after the Filing Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Class A Common Stock or Class B Common Stock or the determination of holders of Class A Common Stock or Class B Common Stock entitled to receive a dividend or other distribution payable in additional shares of Class A Common Stock or Class B Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Class A Common Stock or Class B Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Class A Common Stock or Class B Common Stock or the Common Stock Equivalents (including the additional shares of Class A Common Stock or Class B Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price for each series of Preferred Stock shall be appropriately decreased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Class A Common Stock or Class B Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

(iv)    If the number of shares of Class A Common Stock or Class B Common Stock outstanding at any time after the Filing Date is decreased by a combination of the outstanding shares of Class A Common Stock or Class B Common Stock, then, following the record date of such combination, the Conversion Price for each series of the Preferred Stock shall be appropriately increased so that the number of shares of Class B Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

(e)    Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 4(d)(iii), then, in each such case for the purpose of this subsection 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Class B Common Stock of this corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Class A Common Stock or Class B Common Stock of this corporation entitled to receive such distribution.

(f)    Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Class A Common Stock or Class B Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or in Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of this corporation or otherwise, to which a holder of Class B Common Stock deliverable upon conversion would have been entitled on such recapitalization.

In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(g)    No Fractional Shares and Certificate as to Adjustments.

(i)    No fractional shares shall be issued upon the conversion of any share or shares of the Preferred Stock and the aggregate number of shares of Class B Common Stock to be issued to particular stockholders shall be rounded down to the nearest whole share and this corporation shall pay in cash the fair market value of any fractional shares as of the time when entitlement to receive such fractions is determined. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Class B Common Stock and the number of shares of Class B Common Stock issuable upon such conversion.

(ii)    Upon the occurrence of each adjustment or readjustment of the Conversion Price of any series of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price for such series of Preferred Stock at the time in effect and (C) the number of shares of Class B Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of a share of Preferred Stock.

(h)    Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, this corporation shall furnish to each holder of Preferred Stock, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution, and the amount and character of such dividend or distribution.

(i)    Reservation of Stock Issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Sixth Amended and Restated Certificate of Incorporation.

(j)    Waiver of Adjustment to Conversion Price. Notwithstanding anything herein to the contrary, any downward adjustment of the Conversion Price of any series of Preferred Stock may be waived, either prospectively or retroactively and either generally or in a particular instance, by the consent or vote of the holders of a majority of the outstanding shares of such series of Preferred Stock; provided, however, that any waiver of any downward adjustment of the Conversion Price of the Series F Preferred Stock shall require the consent or vote of the holders of at least fifty-five percent (55%) of the outstanding shares of Series F Preferred Stock. Any such waiver shall bind all future holders of shares of such series of Preferred Stock.

5.    Voting Rights.

(a)    General Voting Rights. The holder of each share of Preferred Stock shall have the right to twenty (20) votes for each share of Class B Common Stock into which such Preferred Stock could then be converted, and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Class B Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Amended and Restated Bylaws of this corporation (as amended, the “Bylaws”), and except as provided by law or in subsection 5(b) below with respect to the election of directors by the separate class vote of the holders of Class A Common Stock and Class B Common Stock, shall be entitled to vote, together with holders of Class A Common Stock and Class B Common Stock, with respect to any question upon which holders of Class A Common Stock and Class B Common Stock have the right to vote. Fractional votes shall not, however, be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

(b)    Voting for the Election of Directors. The holders of outstanding shares of Series B Preferred Stock, voting exclusively as a separate series, shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of outstanding shares of Series C Preferred Stock, voting exclusively as a separate series, shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of outstanding shares of Series F Preferred Stock, voting exclusively as a separate series, shall be entitled to elect one (1) director of this corporation at any election of directors. The holders of a majority of the voting power of the outstanding shares of Class A Common Stock and Class B Common Stock, voting together as a single class and not as separate series, shall be entitled to elect one (1) director of this corporation at any election of directors (the “Common Director”). The holders of a majority of the voting power of the outstanding shares of Preferred Stock, Class A Common Stock and Class B Common Stock (voting together as a single class and not as separate series, and on an as-converted basis) shall be entitled to elect any remaining directors of this corporation.

Notwithstanding the provisions of Section 223(a)(1) and 223(a)(2) of the General Corporation Law, any vacancy, including newly created directorships resulting from any increase in the authorized number of directors or amendment of this Sixth Amended and Restated Certificate of Incorporation, and vacancies created by removal or resignation of a director, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced; provided, however, that where such vacancy occurs among the directors elected by the holders of a class or series of stock, the holders of shares of such class or series may override the Board of Directors’ action to fill such vacancy by (i) voting for their own designee to fill such vacancy at a meeting of this corporation’s stockholders or (ii) written consent, if the consenting stockholders hold a sufficient number of shares to elect their designee at a meeting of the stockholders. Any director may be removed during his or her term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class or series of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class or series of stock represented at the meeting or pursuant to written consent.

6.    Protective Provisions.

(a)    So long as any shares of Preferred Stock remain outstanding, this corporation shall not (and shall cause any subsidiary of this corporation not to), directly or indirectly (whether by amendment, merger, consolidation, reclassification, conversion, acquisition or otherwise), without (in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Preferred Stock (voting together as a single class and not as a separate series, and on an as-converted basis), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    consummate a Liquidation Event or effect any other merger or consolidation;

(ii)    amend, alter or repeal any provision of this corporation’s Sixth Amended and Restated Certificate of Incorporation or Bylaws;

(iii)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock or designated shares of any series of Preferred Stock;

(iv)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over, or being on a parity with, any series of Preferred Stock with respect to dividends, liquidation or redemption, other than the issuance of any authorized but unissued shares of Preferred Stock designated in this Sixth Amended and Restated Certificate of Incorporation (including any security convertible into or exercisable for such shares of Preferred Stock);

(v)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Class A Common Stock or Class B Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Class A Common Stock or Class B Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(vi)    change the authorized number of directors of this corporation;

(vii)    pay or declare any dividend on any shares of capital stock of this corporation; or

(viii)    create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by this corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of this corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary.

(b)    Series D Preferred Stock Protective Provisions. For so long as at least 4,500,000 shares of Series D Preferred Stock (as adjusted for any stock dividend, stock split or combination with respect to such shares) are outstanding, this corporation shall not (and shall cause any subsidiary of this corporation not to), directly or indirectly (whether by amendment, merger, consolidation, reclassification, conversion, acquisition or otherwise), without (in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series D Preferred Stock (voting as a separate series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference senior to the Series D Preferred Stock with respect to liquidation;

(ii)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Class A Common Stock or Class B Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Class A Common Stock or Class B Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iii)    consummate a Liquidation Event; provided, however, that this restriction shall not apply to a Liquidation Event (A) which results in consideration of at least $4.9937 in exchange for each share of Series D Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), or (B) which is approved on or after August 30, 2021;

(iv)    amend, alter, waive, eliminate or repeal (A) any provision of this Sixth Amended and Restated Certificate of Incorporation or the Bylaws, in any manner that modifies the rights, powers or preferences of the Series D Preferred Stock in an adverse manner different than the holders of other series of Preferred Stock, (B) any provision of Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f), 4(j) or 6 with respect to the rights of the Series D Preferred Stock, in a manner that is adverse to the holders of Series D Preferred Stock (provided, however, that any amendment to Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f) or 4(j) to provide for the issuance of shares of capital stock shall not in itself be deemed adverse to the holders of Series D Preferred Stock, so long as the required approvals or consents for the issuance of such shares of capital stock are otherwise obtained pursuant to subsections 6(a)(iii), 6(a)(iv), 6(b)(i), 6(c)(i), and 6(d)(i), as applicable), or (C) any provision of Sections 10.2(b)(4), 10.2(b)(6), 11.1(e)(4) and 11.1(e)(6) of the Bylaws and the definitions of “Affiliate”, “Competitor” and “Special Purposes Vehicle” set forth in Section 10.2(c) of the Bylaws with respect to the rights of the Series D Preferred Stock, in a manner that is adverse to the holders of Series D Preferred Stock; or

(v)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series D Preferred Stock.

(c)    Series E Preferred Stock Protective Provisions. For so long as at least 6,000,000 shares of Series E Preferred Stock (as adjusted for any stock dividend, stock split or combination with respect to such shares) are outstanding, this corporation shall not (and shall cause any subsidiary of this corporation not to), directly or indirectly (whether by amendment, merger, consolidation, reclassification, conversion, acquisition or otherwise), without (in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the holders of a majority of the then outstanding shares of Series E Preferred Stock (voting as a separate series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference senior to the Series E Preferred Stock with respect to liquidation;

(ii)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Class A Common Stock or Class B Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Class A Common Stock or Class B Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iii)    consummate a Liquidation Event; provided, however, that this restriction shall not apply to a Liquidation Event (A) which results in consideration of at least $8.1232 in exchange for each share of Series E Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), or (B) which is approved on or after March 31, 2020;

(iv)    amend, alter, waive, eliminate or repeal (A) any provision of this Sixth Amended and Restated Certificate of Incorporation or this corporation’s Bylaws, in any manner that modifies the rights, powers or preferences of the Series E Preferred Stock in an adverse manner different than the holders of other series of Preferred Stock, (B) any provision of Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f), 4(j) or 6 with respect to the rights of the Series E Preferred Stock, in a manner that is adverse to the holders of Series E Preferred Stock (provided, however, that any amendment to Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f) or 4(j) to provide for the issuance of shares of capital stock shall not in itself be deemed adverse to the holders of Series E Preferred Stock, so long as the required approvals or consents for the issuance of such shares of capital stock are otherwise obtained pursuant to subsections 6(a)(iii), 6(a)(iv), 6(b)(i), 6(c)(i), and 6(d)(i), as applicable), or (C) any provision of Sections 10.2(b)(4), 10.2(b)(7), 10.2(b)(9), 11.1(e)(4), 11.1(e)(7) and 11.1(e)(9) of the Bylaws and the definitions of “Affiliate”, “Competitor” and “Special Purposes Vehicle” set forth in Section 10.2(c) of the Bylaws with respect to the rights of the Series E Preferred Stock, in a manner that is adverse to the holders of Series E Preferred Stock; or

(v)    increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series E Preferred Stock, or issue Series E Preferred Stock other than pursuant to that certain Series E Preferred Stock Purchase Agreement, dated as of March 30, 2017 (as may be amended and/or restated from time to time).

(d)    Series F Preferred Stock Protective Provisions. For so long as at least 9,522,000 shares of Series F Preferred Stock (as adjusted for any stock dividend, stock split or combination with respect to such shares) are outstanding, this corporation shall not (and shall cause any subsidiary of this corporation not to), directly or indirectly (whether by amendment, merger, consolidation, reclassification, conversion, acquisition or otherwise), without (in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation) first obtaining the approval by vote or written consent, as provided by law, of the holders of at least fifty-five percent (55%) of the shares of Series F Preferred Stock (voting as a separate series), and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(i)    authorize or issue any equity security (including any other security convertible into or exercisable for any such equity security) having a preference senior to the Series F Preferred Stock with respect to liquidation;

(ii)    redeem, purchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any share or shares of Preferred Stock, Class A Common Stock or Class B Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Class A Common Stock or Class B Common Stock from employees, officers, directors, consultants or other persons performing services for this corporation or any subsidiary pursuant to agreements under which this corporation has the option to repurchase such shares upon the occurrence of certain events, such as the termination of employment or service, or pursuant to a right of first refusal;

(iii)    consummate a Liquidation Event; provided, however, that this restriction shall not apply to a Liquidation Event (A) which results in consideration of at least $14.44018 in exchange for each share of Series F Preferred Stock (as adjusted for any stock splits, stock dividends, combinations, subdivisions, recapitalizations or the like), or (B) which is approved on or after August 30, 2021;

(iv)    amend, alter, waive, eliminate or repeal (A) any provision of this Sixth Amended and Restated Certificate of Incorporation or this corporation’s Bylaws, in any manner that modifies the rights, powers or preferences of the Series F Preferred Stock in an adverse manner different than the holders of other series of Preferred Stock, (B) any provision of Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f), 4(j) or 6 with respect to the rights of the Series F Preferred Stock, in a manner that is adverse to the holders of Series F Preferred Stock (provided, however, that any amendment to Sections 1, 2, 4(a), 4(b), 4(c), 4(d), 4(f) or 4(j) to provide for the issuance of shares of capital stock shall not in itself be deemed adverse to the holders of Series F Preferred Stock, so long as the required approvals or consents for the issuance of such shares of capital stock are otherwise obtained pursuant to subsections 6(a)(iii), 6(a)(iv), 6(b)(i), 6(c)(i), and 6(d)(i), as applicable), or (C) any provision of Sections 10.2(b)(4), 10.2(b)(8), 10.2(b)(9), 11.1(e)(4), 11.1(e)(8) and 11.1(e)(9) of the Bylaws and the definitions of “Affiliate”, “Competitor” and “Special Purposes Vehicle” set forth in Section 10.2(c) of the Bylaws with respect to the rights of the Series F Preferred Stock, in a manner that is adverse to the holders of Series F Preferred Stock; or

(v)    increase or decrease (other than by conversion) the total number of authorized shares of Series F Preferred Stock, or issue Series F Preferred Stock other than pursuant to this corporation’s Series F Preferred Stock Purchase Agreement, dated as of August 2, 2018, as may be amended and/or restated from time to time.

7.    Status of Converted Stock. In the event any shares of Preferred Stock shall be converted pursuant to Section 4 hereof, the shares so converted shall be cancelled and shall not be issuable by this corporation. The Sixth Amended and Restated Certificate of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in this corporation’s authorized capital stock.

8.    Notices. Any notice required by the provisions of this Article IV(B) to be given to the holders of shares of Preferred Stock shall be deemed given (i) if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of this corporation, (ii) if such notice is provided by electronic transmission in a manner permitted by Section 232 of the General Corporation Law or (iii) if such notice is provided in another manner then permitted by the General Corporation Law.

C.    Class A Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class A Common Stock are as set forth below in this Article IV(C).

1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class A Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors with respect to the Class B Common Stock, and no dividend shall be declared or paid on shares of the Class B Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class A Common Stock; provided, however, that dividends payable in shares of Class B Common Stock or rights to acquire Class B Common Stock may be declared and paid to the holders of the Class B Common Stock without the same dividend being declared and paid to the holders of the Class A Common Stock if and only if a dividend payable in shares of Class A Common Stock or rights to acquire Class A Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class B Common Stock shall be declared and paid to the holders of Class A Common Stock.

2.    Liquidation Rights. Upon a Liquidation Event, the assets of this corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3.    Redemption. The Class A Common Stock is not redeemable at the option of the holder.

4.    Voting Rights. The holder of each share of Class A Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that, except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to the Sixth Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Sixth Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. Except as expressly provided by this Sixth Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class A Common Stock shall at all times vote together with the holders of Class B Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5.    Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class B Common Stock, then the outstanding shares of Class A Common Stock will be subdivided or combined in the same proportion and manner.

6.    Equal Status. Except as expressly set forth in Article IV hereof, Class A Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class B Common Stock.

D.    Class B Common Stock. The rights, preferences, privileges and restrictions granted to and imposed on the Class B Common Stock are as set forth below in this Article IV(D).

1.    Dividend Rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Class B Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of any assets of this corporation legally available therefor, any dividends as may be declared from time to time by the Board of Directors with respect to the Class A Common Stock, and no dividend shall be declared or paid on shares of the Class A Common Stock unless the same dividend with the same record date and payment date shall be declared or paid on the shares of Class B Common Stock; provided, however, that dividends payable in shares of Class A Common Stock or rights to acquire Class A Common Stock may be declared and paid to the holders of the Class A Common Stock without the same dividend being declared and paid to the holders of the Class B Common Stock if and only if a dividend payable in shares of Class B Common Stock or rights to acquire Class B Common Stock (as the case may be) at the same rate and with the same record date and payment date as the dividend declared and paid to the holders of the Class A Common Stock shall be declared and paid to the holders of Class B Common Stock.

2.    Liquidation Rights. Upon a Liquidation Event, the assets of this Corporation shall be distributed as provided in Section 2 of Article IV(B) hereof.

3.    Redemption. The Class B Common Stock is not redeemable at the option of the holder.

4.    Voting Rights. The holder of each share of Class B Common Stock shall have the right to twenty (20) votes for each such share, and shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law; provided, however, that, except as otherwise required by law, holders of Class B Common Stock, as such, shall not be entitled to vote on any amendment to the Sixth Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Sixth Amended and Restated Certificate of Incorporation or pursuant to the General Corporation Law. Except as expressly provided by this Sixth Amended and Restated Certificate of Incorporation or as provided by law, the holders of shares of Class B Common Stock shall at all times vote together with the holders of Class A Common Stock as a single class on all matters (including the election of directors) submitted to vote or for the consent of the stockholders of this corporation. The number of authorized shares of Class B Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of this corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

5.    Conversion.

(a)    Rights to Convert. Each share of Class B Common Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for the Class B Common Stock, into one fully-paid, nonassessable share of Class A Common Stock. Before any holder of Class B Common Stock shall be entitled to convert any of such holder’s shares of such Class B Common Stock into shares of Class A Common Stock, such holder shall deliver an instruction, duly signed and authenticated in accordance with any procedures set forth in the Bylaws of this corporation or any policies of this corporation then in effect, at the principal corporate office of this corporation or of any transfer agent for the Class B Common Stock, and shall give written notice to this corporation at its principal corporate office of such holder’s election to convert the same and shall state therein the name or names in which the shares of Class A Common Stock issuable on conversion thereof are to be registered on the books of this corporation. This corporation shall, as soon as practicable thereafter, register on this corporation’s books ownership of the number of shares of Class A Common Stock to which such record holder of Class B Common Stock, or to which the nominee or nominees of such record holder, shall be entitled as aforesaid. Such conversion shall be deemed to have occurred immediately prior to the close of business on the date such notice of the election to convert is received by this corporation, and the person or persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock as of such date.

(b)    Automatic Conversion. Each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one fully-paid, nonassessable share of Class A Common Stock immediately prior to the close of business on the earlier of the date (i) that is ten (10) years from the closing date of the Series E&F Qualified Public Offering (the “IPO Closing Date”), (ii) on which the outstanding shares of Class B Common Stock represent less than one percent (1%) of the aggregate number of shares of Class A Common Stock and Class B Common Stock then outstanding or (iii) specified by the affirmative vote, on or after the IPO Closing Date, of the holders of Class B Common Stock representing not less than two-thirds (2/3) of the voting power of the outstanding shares of Class B Common Stock, voting separately as a single class (each of the events referred to in (i), (ii) and (iii) are referred to herein as a “Class B Common Stock Automatic Conversion Event”). This corporation shall provide notice of a Class B Common Stock Automatic Conversion Event pursuant to this Section 5(b) to record holders of such shares of Class B Common Stock as soon as practicable following the Class B Common Stock Automatic Conversion Event. Such notice shall be provided by any means then permitted by the General Corporation Law; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the Class B Common Stock Automatic Conversion Event. Upon and after the Class B Common Stock Automatic Conversion Event, the person registered on this corporation’s books as the record holder of the shares of Class B Common Stock so converted immediately prior to the

Class B Common Stock Automatic Conversion Event shall be registered on this corporation’s books as the record holder of the shares of Class A Common Stock issued upon conversion of such shares of Class B Common Stock, without further action on the part of the record holder thereof. Immediately upon the effectiveness of the Class B Common Stock Automatic Conversion Event, the rights of the holders of shares of Class B Common Stock as such shall cease, and the holders shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock into which such shares of Class B Common Stock were converted.

(c)    Conversion on Transfer. On or after the IPO Date, each share of Class B Common Stock shall automatically, without further action by this corporation or the holder thereof, be converted into one fully-paid, nonassessable share of Class A Common Stock, upon the occurrence of a Transfer (as defined below), other than a Permitted Transfer (as defined below), of such share of Class B Common Stock.

(d)    Policies and Procedures. This corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or this Sixth Amended and Restated Certificate of Incorporation or the Bylaws of this corporation, relating to the conversion of shares of the Class B Common Stock into shares of Class A Common Stock as it may deem necessary or advisable. If this corporation has reason to believe that a Transfer that is not a Permitted Transfer has occurred, this corporation may request that the purported transferor furnish affidavits or other evidence to this corporation as it reasonably deems necessary to determine whether a Transfer that is not a Permitted Transfer has occurred, and if such transferor does not within ten (10) days after the date of such request furnish sufficient (as determined by the Board of Directors) evidence to this corporation (in the manner provided in the request) to enable this corporation to determine that no such Transfer has occurred, any such shares of Class B Common Stock, to the extent not previously converted, shall be automatically converted into shares of Class A Common Stock and such conversion shall thereupon be registered on the books and records of this corporation. In connection with any action of stockholders taken at a meeting or by written consent, the stock ledger of this corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders or in connection with any written consent and the classes of shares held by each such stockholder and the number of shares of each class held by such stockholder.

(e)    Definitions.

(i)    “Convertible Security” shall mean any evidences of indebtedness, shares of Preferred Stock or other securities (other than shares of Class B Common Stock) convertible into or exchangeable for Class A Common Stock or Class B Common Stock, either directly or indirectly.

(ii)    “Family Member” shall mean with respect to any natural person who is a Qualified Stockholder, the spouse, domestic partner, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted while a minor.

(iii)    “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Class A Common Stock, Class B Common Stock or Convertible Securities (as defined above).

(iv)    “Parent” of an entity shall mean any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

(v)    “Permitted Entity” shall mean with respect to a Qualified Stockholder: (a) a Permitted Trust solely for the benefit of (1) such Qualified Stockholder, (2) one or more Family Members of such Qualified Stockholder, or (3) any other Permitted Entity of such Qualified Stockholder; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (1) such Qualified Stockholder; (2) one or more Family Members of such Qualified Stockholder; or (3) any other Permitted Entity of such Qualified Stockholder.

(vi)    “Permitted Transfer” shall mean, and be restricted to, any Transfer of a share of Class B Common Stock:

(A)    by a Qualified Stockholder to (A) one or more Family Members of such Qualified Stockholder, (B) any Permitted Entity of such Qualified Stockholder, or (C) to such Qualified Stockholder’s revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder; or

(B)    by a Permitted Entity of a Qualified Stockholder to (A) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, or (B) any other Permitted Entity of such Qualified Stockholder.

(vii)    “Permitted Transferee” shall mean a transferee of shares of Class B Common Stock received in a Permitted Transfer.

(viii)    “Permitted Trust” shall mean a bona fide trust where each trustee is (i) a Qualified Stockholder, (ii) a Family Member or (iii) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments.

(ix)    “Qualified Stockholder” shall mean: (i) the record holder of a share of Class B Common Stock as of the date of the effectiveness of the registration statement filed under the Securities Act relating to the Series E&F Qualified Public Offering (the “IPO Date”); (ii) the initial registered holder of any shares of Class B Common Stock that are originally issued by this corporation after the IPO Date pursuant to the exercise or conversion of any Option or Convertible Security that, in each case, is outstanding as of the IPO Date; (iii) each natural person who, prior to the IPO Date, Transferred shares of capital stock of this corporation to a Permitted Entity that is or becomes a Qualified Stockholder; (iv) each natural person who Transferred shares of, or equity awards for, Class B Common Stock (including any Option exercisable or Convertible Security exchangeable for or convertible into shares of Class B Common Stock) to a Permitted Entity that is or becomes a Qualified Stockholder; and (v) a Permitted Transferee.

(x)    “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, including, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 5:

(A)    the granting of a revocable proxy to officers or directors of this corporation at the request of the Board of Directors in connection with actions to be taken at an annual or special meeting of stockholders;

(B)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of this corporation, (B) either has a term not exceeding one year or is terminable by the holder of the shares subject thereto at any time and (C) does not involve any payment of cash, securities, property or other consideration to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner;

(C)    entering into a voting trust, agreement or arrangement (with or without granting a proxy) pursuant to a written agreement to which this corporation is a party;

(D)    the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer;

(E)    the fact that, as of the IPO Date or at any time after the IPO Date, the spouse of any holder of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a Transfer of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless otherwise exempt from the definition of Transfer;

(F)    entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale; or

(G)    in connection with a merger or consolidation of this corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a merger or consolidation, that has been approved by the Board of Directors, the entering into a support, voting, tender or similar agreement or arrangement (in each case, with or without the grant of a proxy) that has also been approved by the Board of Directors.

A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by (i) an entity that is a Permitted Entity, if there occurs any act or circumstance that causes such entity to no longer be a Permitted Entity or (ii) an entity that is a Qualified Stockholder, if, in either case, there occurs a Transfer on a cumulative basis, from and after the IPO Date, of a majority of the voting power of the voting securities of such entity or any direct or indirect Parent of such entity, other than a Transfer to parties that are, as of the IPO Date, holders of voting securities of any such entity or Parent of such entity.

(xi)    “Voting Control” shall mean, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

(f)    Status of Converted Stock. In the event any shares of Class B Common Stock are converted into shares of Class A Common Stock pursuant to this Section 5, the shares of Class B Common Stock so converted shall be retired and shall not be reissued by this corporation.

(g)    Reservation. This corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting conversions of shares of Class B Common Stock into Class A Common Stock, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock. If at any time the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Class B Common Stock, this corporation shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, obtaining the requisite stockholder approval of any necessary amendment to this Sixth Amended and Restated Certificate of Incorporation. All shares of Class A Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable shares. This corporation shall take all such action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation.

6.    Subdivisions or Combinations. If this corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock, then the outstanding shares of Class B Common Stock will be subdivided or combined in the same proportion and manner.

7.    Equal Status. Except as expressly set forth in Article IV hereof, Class B Common Stock shall have the same rights and powers of, rank equally to, share ratably with and be identical in all respects and as to all matters to Class A Common Stock.

8.    Amendments and Changes. This corporation shall not, without first obtaining the approval (by vote or written consent as provided by law) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock (voting together as a single class) amend, alter, repeal or waive the provisions of Article IV(B)(5)(b) relating to the Common Director, Article IV(C), or Article IV(D) of this Sixth Amended and Restated Certificate of Incorporation in a manner that adversely affects the rights of the holders of the Class A Common Stock or Class B Common Stock.

ARTICLE V

Except as otherwise provided in this Sixth Amended and Restated Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of this corporation.

ARTICLE VI

The number of directors of this corporation shall be determined in the manner set forth in the Bylaws of this corporation.

ARTICLE VII

Elections of directors need not be by written ballot unless the Bylaws of this corporation shall so provide.

ARTICLE VIII

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of this corporation may provide. The books of this corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of this corporation.

ARTICLE IX

A director of this corporation shall not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended after approval by the stockholders of this Article IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any amendment, repeal or modification of the foregoing provisions of this Article IX by the stockholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing at the time of, or increase the liability of any director of this corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal or modification.

ARTICLE X

This corporation reserves the right to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XI

To the fullest extent permitted by applicable law, this corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject only to limits created by applicable General Corporation Law (statutory or non-statutory), with respect to actions for breach of duty to this corporation, its stockholders, and others.

Any amendment, repeal or modification of the foregoing provisions of this Article XI shall not adversely affect any right or protection of a director, officer, employee, agent or other person existing at the time of, or increase the liability of any such person with respect to any acts or omissions of such person occurring prior to, such amendment, repeal or modification.

ARTICLE XII

To the fullest extent permitted by law, the doctrine of corporate opportunity and any analogous doctrine shall not apply to any stockholder, director, officer or any other person or entity in each case who is not a full-time employee of this corporation or any of its subsidiaries (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities). This corporation renounces any interest or expectancy of this corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any stockholder, director or officer or any other person or entity in each case who is not a full-time employee of this corporation or any of its subsidiaries (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities). Each stockholder, director, officer or any other person or entity in each case who is not a full-time employee of this corporation or any of its subsidiaries (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities) who acquires knowledge of a potential circumstance, transaction, agreement, arrangement or other matter that may be an opportunity for this corporation shall not (a) have any duty to communicate or offer such opportunity to this corporation and (b) shall not be liable to this corporation, its subsidiaries or to the stockholders of this corporation because such stockholder, director, officer or other person or entity in each case who is not a full-time employee of this corporation or its subsidiaries (including, with respect to any of the foregoing that are entities, any affiliates and their respective directors, officers, partners, members and associated entities) pursues or acquires for, or directs such opportunity to, itself or another person or entity or does not communicate such opportunity or information to this corporation.

ARTICLE XIII

Unless this corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of this corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, stockholder, employee or agent of this corporation to this corporation or this corporation’s stockholders, (iii) any action asserting a claim against this corporation arising pursuant to any provision of the General Corporation Law or this Sixth Amended and Restated Certificate of Incorporation or the Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of this Sixth Amended and Restated Certificate of Incorporation or the Bylaws of this corporation (as either may be amended from time to time), or (v) any action asserting a claim against this corporation governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of this corporation shall be deemed to have notice of and to have consented to the provisions of this Article XIII.

(Signature Page Follows)

IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 9th day of September, 2019.

/s/ John Foley
John Foley, Chief Executive Officer

SIGNATURE PAGE TO SIXTH AMENDED AND RESTATED CERTIFICATE OF

INCORPORATION FOR PELOTON INTERACTIVE, INC.